Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
TUESDAY, JUNE 14, 2011

CLARCOR REPORTS SECOND QUARTER 2011 RESULTS
DILUTED EARNINGS PER SHARE GROW 36%

Unaudited Second Quarter 2011 Highlights
(Amounts in millions, except per share data and percentages)

	Quarter Ended			Six Months Ended
	5/28/2011	5/29/2010	Change	5/28/2011	5/29/2010	Change
Net sales	$288.5	$257.9	12%	$534.3	$473.0	13%
Operating profit	48.8	36.2	35%	80.1	59.1	35%
Net earnings - CLARCOR	32.8	23.9	37%	54.7	38.8	41%
Diluted earnings per share	$0.64	$0.47	36%	$1.07	$0.76	41%
Operating margin	16.9%	14.0%	2.9 pts	15.0%	12.5%	2.5 pts

FRANKLIN, TN, Tuesday, June 14, 2011--CLARCOR Inc. (NYSE: CLC) reported its financial results for the second quarter of 2011. Diluted earnings per share of $0.64 grew 36% from last year's second quarter on the strength of a 12% increase in net sales. The Company successively leveraged this sales growth into a 35% increase in operating profit and a 2.9 percentage point improvement in operating margin. Changes in average foreign currency exchange rates positively influenced net sales by $5.1 million and operating profit by $0.9 million in the second quarter of 2011 compared with the second quarter of 2010.

Norm Johnson, CLARCOR's Chairman and Chief Executive Officer, said, “The second quarter continued a string of successful quarters at CLARCOR. Our second quarter diluted earnings per share of $0.64 were not only a record high for a CLARCOR second quarter but were a record high for any quarter-exceeding the previous high of $0.57 in the fourth quarter of 2010. I am particularly proud of our continuing success because it is driven by strong, consistent growth and improving margins across all of our reporting segments. Of special note, improvement at our Industrial/Environmental Filtration segment continued in the second quarter as it generated a 12.1% operating margin, keeping us solidly on track to exceed the 10% operating margin target for the full year.

“Our focus on growth is evident from our most recent financial results. Certainly, some of this growth was based upon the economic recovery, but our double-digit increase in sales would not have been possible without our efforts to introduce new products, enter new markets and further develop our international presence. We continue to build a strong foundation in China as we grew sales by 43% compared to the second quarter of 2010 primarily in our Engine/Mobile Filtration segment. In addition, we are expanding our presence in China in our Industrial/Environmental Filtration segment as we launch a new wire mesh filtration manufacturing facility in Quzhou in June.

“Our focus on cost is evident from our 16.9% operating margin in the second quarter, our highest quarterly operating margin since the fourth quarter of 2008 and 2.9 percentage points higher than the second quarter last year. This improvement was driven by a 1.6 percentage point increase in gross margin percentage and a 1.3 percentage point reduction in selling and administrative expenses as a percentage of sales. Our higher gross margin percentage is reflective of our continuous improvement philosophy and our ability to manage rising material costs with customer price increases. The reduction in selling and administrative expenses as a percentage of sales is indicative of our ability to manage costs prudently while supporting our growth.”

Second Quarter Results:

Engine/Mobile Filtration Segment

Net sales at our Engine/Mobile Filtration segment increased $17.9 million, or 16%, compared with the second quarter of 2010. This increase was related primarily to higher volume of heavy-duty engine filter sales. Overall, our sales increase in this reporting segment was the result of 21% growth outside the U.S., driven by China, and 13% growth domestically. Heavy-duty truck tonnage in the U.S. was approximately 5% higher in the first five fiscal months of 2011 compared with the same period last year.

Operating profit at our Engine/Mobile Filtration segment increased $6.0 million, or 25%, from the second quarter of 2010. This increase was primarily the result of higher year-over-year heavy-duty engine filter sales. Our operating margin improved 1.7 percentage points from last year's second quarter to 22.5%-our highest quarterly operating margin since the third quarter of 2008. This operating margin improvement was primarily the result of our ability to leverage our fixed manufacturing and selling and administrative costs.

Industrial/Environmental Filtration Segment

Net sales at our Industrial/Environmental Filtration segment increased $15.9 million, or 14%, from the second quarter of 2010 with relatively balanced growth geographically including 16% international growth and 12% domestic growth. Our growth in domestic sales was due to higher sales across many of our diverse end-markets including air filtration, aviation, dust collector systems and incremental sales from our acquisition of TransWeb. This domestic growth was due to improved economic conditions compared with last year's second quarter in addition to new product offerings in air filtration. Our sales growth outside the U.S. was partially driven by higher natural gas vessel and aftermarket filter sales in both Asia and Canada.

Operating profit at our Industrial/Environmental Filtration segment increased $5.8 million, or 56%, from the second quarter of 2010 as we were able to leverage the 14% increase in sales. Our 12.1% operating margin was 3.3 percentage points higher than last year's second quarter due to a 1.6 percentage point improvement in gross margin percentage and a 1.7 percentage point reduction in selling and administrative expenses as a percentage of sales. The higher gross margin percentage was the result of our ability to leverage fixed manufacturing costs and from the impact of customer price increases. Our operating profit and margin improvement from last year was spread through our diverse end markets, and we are on target to exceed an operating margin of 10% in this reporting segment for the full year.

Packaging Segment

Net sales in our Packaging segment declined $3.2 million, or 12%, from the second quarter of 2010. This sales reduction was the result of a no margin $4.6 million tooling and equipment sale to one of our customers in the second quarter of 2010. Excluding this tooling and equipment sale, net sales would have increased $1.4 million, or 6%. This sales increase was due to a combination of additional sales volume in the smokeless tobacco, confection and spice markets as well as sales of decorated flat sheet metal.

Operating profit in our Packaging segment increased $0.8 million, or 37%, from the second quarter of 2010. Operating margin increased 4.5 percentage points to 12.7%. This higher operating margin was primarily due to our ability to leverage our fixed manufacturing and selling and administrative costs with the higher sales levels. The comparison to last year's second quarter also included the impact of the no margin $4.6 million tooling and equipment sale, which lowered operating margin by 1.7 percentage points in the second quarter of 2010.

2011 Guidance

Norm Johnson commented: “We are pleased with our financial results in the first six months as we continued our top line growth and expansion of operating margins in each of our reporting segments. Based upon our ability to execute our growth and cost reduction strategies going forward, we are raising our 2011 diluted earnings per share guidance to be in the range of $2.25 to $2.40, an increase of $0.05 from our previous guidance of $2.20 to $2.35. While we are confident in our ability to execute in the third and fourth quarters, there is some uncertainty in the U.S. and global economies in the second half of the year. We believe our updated guidance is achievable with weakening but still expanding economic growth. However, our updated guidance does not consider a major economic disruption in the remainder of the year such as a “double-dip” recession in the U.S.”

Updated projected sales growth and operating margin by segment and on a consolidated basis are as follows:

	2011 Estimated Sales Growth	2011 Estimated Operating Margin
Engine/Mobile Filtration	14.5% to 16.0%	20.5% to 22.0%
Industrial/Environmental Filtration	13.0% to 14.0%	10.0% to 11.0%
Packaging	-5.0% to -2.0%	9.0% to 11.0%
CLARCOR	12.0% to 13.5%	14.7% to 16.0%

We expect 2011 cash from operations will be between $120 million and $130 million, capital expenditures will be between $25 and $35 million and our effective tax rate will range between 31.0% and 32.0%. Our 2011 updated guidance includes the impact of the TransWeb acquisition.

CLARCOR will be holding a conference call to discuss the second quarter 2011 results at 10:00 a.m. CDT on June 15, 2011. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 3507619. The replay will be available through June 29, 2011 by telephone and for 30 days on the Internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to future growth and results of operations, as well as management's short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets that we serve; statements related to the performance of the U.S. and other economies generally; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements relating to the Company's business, growth and cost reduction strategies; statements related to potential increases in commodity prices and our ability to respond to such increases; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. These and other uncertainties are discussed in the "Risk Factors'' section of the Company's 2010 Form 10-K. The future results of the Company may fluctuate as a result of these and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, including projected sales and profit levels for any business segment in any given quarter, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

TABLES FOLLOW

CLARCOR INC. 2011 UNAUDITED SECOND QUARTER RESULTS
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)

	Quarter Ended		Six Months Ended
	May 28, 2011	May 29, 2010	May 28, 2011	May 29, 2010
Net sales	$288,533	$257,869	$534,253	$473,000
Cost of sales	189,071	173,026	353,838	318,352

Gross profit	99,462	84,843	180,415	154,648

Selling and administrative expenses	50,682	48,631	100,344	95,540

Operating profit	48,780	36,212	80,071	59,108

Other income (expense):
Interest expense	(221)	(114)	(265)	(237)
Interest income	239	95	276	116
Other, net	(228)	(205)	(428)	(597)
	(210)	(224)	(417)	(718)

Earnings before income taxes	48,570	35,988	79,654	58,390

Provision for income taxes	15,689	12,053	24,852	19,648

Net earnings	32,881	23,935	54,802	38,742

Net (earnings) losses attributable to noncontrolling interests	(73)	(50)	(113)	9

Net earnings attributable to CLARCOR Inc.	$32,808	$23,885	$54,689	$38,751

Net earnings per share attributable to CLARCOR Inc.:
Basic	$0.65	$0.47	$1.08	$0.76
Diluted	$0.64	$0.47	$1.07	$0.76

Weighted average number of shares outstanding:
Basic	50,594,963	50,716,443	50,581,731	50,661,061
Diluted	51,282,383	51,042,817	51,284,811	50,902,545

Dividends paid per share	$0.1050	$0.0975	$0.2100	$0.1950

CLARCOR INC. 2011 UNAUDITED SECOND QUARTER RESULTS, continued
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	May 28, 2011	November 27, 2010
ASSETS
Current assets:
Cash and cash equivalents	$121,943	$117,022
Restricted cash	877	708
Accounts receivable, less allowance for losses of $11,296 and $11,428, respectively	198,953	188,186
Inventories	207,341	182,384
Deferred income taxes	24,956	25,081
Income taxes receivable	—	7,324
Prepaid expenses and other current assets	6,349	5,568
Total current assets	560,419	526,273

Plant assets, at cost, less accumulated depreciation of $287,054 and $275,372, respectively	184,466	181,175
Assets held for sale	2,000	2,000
Goodwill	237,163	228,105
Acquired intangibles, less accumulated amortization	101,499	91,174
Deferred income taxes	—	1,000
Other noncurrent assets	13,457	12,684
Total assets	$1,099,004	$1,042,411

LIABILITIES
Current liabilities:
Current portion of long-term debt	$95	$146
Accounts payable and accrued liabilities	144,053	160,206
Income taxes	5,678	3,105
Total current liabilities	149,826	163,457

Long-term debt, less current portion	17,270	17,331
Long-term pension and postretirement healthcare benefits liabilities	66,651	66,124
Deferred income taxes	30,650	31,266
Other long-term liabilities	18,253	5,138
Total liabilities	282,650	283,316

Contingencies
Redeemable noncontrolling interests	1,456	1,568

SHAREHOLDERS' EQUITY
Capital stock	50,410	50,335
Capital in excess of par value	35,183	33,698
Accumulated other comprehensive loss	(23,407)	(35,041)
Retained earnings	751,550	707,478
Total CLARCOR Inc. equity	813,736	756,470
Noncontrolling interests	1,162	1,057
Total shareholders' equity	814,898	757,527
Total liabilities and shareholders' equity	$1,099,004	$1,042,411

CLARCOR INC. 2011 UNAUDITED SECOND QUARTER RESULTS, continued
CONSOLIDATED CONDENSED CASH FLOWS
(Dollars in thousands)

	Six Months Ended
	May 28, 2011	May 29, 2010
Cash flows from operating activities:
Net earnings	$54,802	$38,742
Depreciation	13,956	13,805
Amortization	2,750	2,423
Other noncash items	(175)	(102)
Net loss on disposition of plant assets	31	—
Stock-based compensation expense	3,700	3,362
Excess tax benefit from stock-based compensation	(2,041)	(1,722)
Change in short-term investments	—	32,171
Change in assets and liabilities, excluding short-term investments	(33,867)	(18,708)
Net cash provided by operating activities	39,156	69,971

Cash flows from investing activities:
Restricted cash	172	(28)
Business acquisitions, net of cash acquired	(10,455)	—
Additions to plant assets	(9,271)	(11,257)
Proceeds from disposition of plant assets	233	—
Proceeds from insurance claims	—	557
Other, net	—	153
Net cash used in investing activities	(19,321)	(10,575)

Cash flows from financing activities:
Net payments under multicurrency revolving credit agreement	—	(35,000)
Borrowings under long-term debt	—	354
Payments on long-term debt	(1,797)	(73)
Sale of capital stock under stock option and employee purchase plans	5,820	3,963
Purchase of treasury stock	(8,892)	—
Excess tax benefits from stock-based compensation	2,041	1,722
Cash dividends paid	(10,618)	(9,870)
Net cash used in financing activities	(13,446)	(38,904)
Net effect of exchange rate changes on cash	(1,468)	(4,108)
Net change in cash and cash equivalents	4,921	16,384
Cash and cash equivalents, beginning of period	117,022	59,277
Cash and cash equivalents, end of period	$121,943	$75,661

Cash paid during the period for:
Interest	$70	$1,076
Income taxes, net of refunds	$13,785	$24,426

CLARCOR INC. 2011 UNAUDITED SECOND QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	2011
	Quarter Ended February 26	Quarter Ended May 28	Six Months
Net sales by segment:
Engine/Mobile Filtration	$111,328	$131,276	$242,604
Industrial/Environmental Filtration	112,119	133,499	245,618
Packaging	22,273	23,758	46,031
	$245,720	$288,533	$534,253

Operating profit by segment:
Engine/Mobile Filtration	$21,202	$29,592	$50,794
Industrial/Environmental Filtration	7,248	16,179	23,427
Packaging	2,841	3,009	5,850
	$31,291	$48,780	$80,071

Operating margin by segment:
Engine/Mobile Filtration	19.0%	22.5%	20.9%
Industrial/Environmental Filtration	6.5%	12.1%	9.5%
Packaging	12.8%	12.7%	12.7%
	12.7%	16.9%	15.0%

	2010
	Quarter Ended February 27	Quarter Ended May 29	Six Months
Net sales by segment:
Engine/Mobile Filtration	$96,428	$113,434	$209,862
Industrial/Environmental Filtration	102,027	117,566	219,593
Packaging	16,676	26,869	43,545
	$215,131	$257,869	$473,000

Operating profit by segment:
Engine/Mobile Filtration	$17,862	$23,643	$41,505
Industrial/Environmental Filtration	4,283	10,371	14,654
Packaging	751	2,198	2,949
	$22,896	$36,212	$59,108

Operating margin by segment:
Engine/Mobile Filtration	18.5%	20.8%	19.8%
Industrial/Environmental Filtration	4.2%	8.8%	6.7%
Packaging	4.5%	8.2%	6.8%
	10.6%	14.0%	12.5%